                                  SCHEDULE 14A
                                   (RULE 14a)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                         THE ELDER-BEERMAN STORES CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                         THE ELDER-BEERMAN STORES CORP.

                              [ELDER-BEERMAN LOGO]

                                3155 El-Bee Road
                               Dayton, Ohio 45439

              ---------------------------------------------------

                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT
              ---------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           WEDNESDAY, AUGUST 28, 2002
                       AT 8:00 A.M. EASTERN DAYLIGHT TIME
                             DAYTON MARRIOTT HOTEL
                            1414 S. PATTERSON BLVD.
                               DAYTON, OHIO 45409

                         THE ELDER-BEERMAN STORES CORP.
                                3155 El-Bee Road
                               Dayton, Ohio 45439

                                                                   July 25, 2002

Dear Fellow Shareholders:

     On behalf of the Board of Directors and management of The Elder-Beerman Stores Corp., I cordially invite you to attend the 2002 Annual Meeting of Shareholders. The meeting will be held at 8:00 a.m., eastern daylight time, on Wednesday, August 28, 2002, at The Dayton Marriott Hotel, 1414 South Patterson Boulevard, Dayton, Ohio 45409.

     The matters expected to be acted upon at the meeting are described in the enclosed Proxy Statement. In addition, there will be a report on current developments in the Company.

     The Company requests that all shareholders thoroughly read the accompanying notice of annual meeting and proxy statement.

     Thank you for your attention to this important matter.

                                          /s/ Bud Bergren
                                          Byron L. Bergren
                                          President and
                                          Chief Executive Officer

                         THE ELDER-BEERMAN STORES CORP.
                                3155 El-Bee Road
                               Dayton, Ohio 45439

                            ------------------------

                            NOTICE OF ANNUAL MEETING

                            ------------------------

     The Annual Meeting of Shareholders of The Elder-Beerman Stores Corp. will be held on August 28, 2002, at 8:00 a.m., eastern daylight time, at The Dayton Marriott Hotel, 1414 South Patterson Boulevard, Dayton, Ohio 45409. The principal business of the meeting will be:

          (1) To elect ten Directors for a one-year term expiring in 2003. The Board of Directors recommends a vote FOR the election of its nominees, Byron L. Bergren, Mark F.C. Berner, Dennis S. Bookshester, Eugene I. Davis, Charles Macaluso, Steven C. Mason, Thomas J. Noonan, Jr., Laura H. Pomerantz, Jack A. Staph, and Charles H. Turner; and

          (2) Such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Only shareholders of record on July 8, 2002 will be entitled to notice of and to vote at the annual meeting and at any adjournments or postponements of the meeting. If you own shares through a nominee, you must instruct your nominee to vote if you wish to have your vote counted.

                                          By Order of the Board of Directors

                                          /s/ Bud Bergren
                                          Byron L. Bergren
                                          President and
                                          Chief Executive Officer
July 25, 2002

                             YOUR VOTE IS IMPORTANT

     PLEASE PROMPTLY FILL OUT, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU DESIRE.

                            ------------------------

     Also enclosed is a copy of our Annual Report for the year ended February 2, 2002. The Annual Report contains financial and other information about Elder-Beerman, but is not incorporated into the proxy statement. The Annual Report is not a part of the proxy soliciting material.

                         THE ELDER-BEERMAN STORES CORP.
                                3155 El-Bee Road
                               Dayton, Ohio 45439

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 28, 2002

                  DATE OF THE PROXY STATEMENT -- JULY 25, 2002

                      INFORMATION ABOUT THE ANNUAL MEETING

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

     The Annual Meeting of Shareholders (the "Annual Meeting") of The Elder-Beerman Stores Corp. ("Elder-Beerman" or the "Company") will be held on Wednesday, August 28, 2002, at 8:00 a.m., eastern daylight time, at The Dayton Marriott Hotel, 1414 South Patterson Boulevard, Dayton, Ohio 45409.

INFORMATION ABOUT THIS PROXY STATEMENT

     We sent you this proxy statement (the "Proxy Statement") and the enclosed proxy card because Elder-Beerman's Board of Directors is soliciting your permission to vote your shares of common stock at the Annual Meeting. If you own Elder-Beerman common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting Elder-Beerman's Transfer Agent, Wells Fargo Bank Minnesota, N.A., Attention: Shareowner Services, 161 North Concord Exchange Street, South St. Paul, MN 55075.

     This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares. This Proxy Statement, together with the Notice of Annual Meeting of Shareholders and proxy card, are first being mailed on or about July 25, 2002, to all shareholders of record at the close of business on July 8, 2002.

INFORMATION ABOUT VOTING

     Shareholders can vote on matters presented at the Annual Meeting in two ways:

     - BY PROXY -- You can vote by signing, dating and returning the enclosed proxy card. If you do this, the individuals named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify on your proxy card whether your shares should be voted for all, some or none of the Company's nominees for director. If you do not indicate instructions on the card, your shares will be voted FOR the election of the Company's nominees for director.

     - IN PERSON -- You may come to the Annual Meeting and cast your vote there.

     The Board of Directors of the Company is soliciting votes FOR the Company's ten nominees for election to the Board of Directors.

     You may revoke your proxy at any time before the vote at the Annual Meeting by sending a written notice of revocation to Elder-Beerman's Secretary prior to the Annual Meeting or by attending the Annual Meeting and voting in person.

     Each share of Elder-Beerman common stock (the "Common Stock") is entitled to one vote. As of July 8, 2002, there were 11,528,587 shares of Common Stock outstanding.

INFORMATION REGARDING TABULATION OF THE VOTE

     Elder-Beerman has a policy that all proxies, ballots and votes tabulated at a meeting of the shareholders are confidential. Representatives of Wells Fargo Bank Minnesota, N.A. will tabulate votes and act as Inspectors of Election at the 2002 Annual Meeting, or any postponements or adjournments thereof.

QUORUM REQUIREMENTS

     A quorum of shareholders is necessary to hold a valid meeting. Under Elder-Beerman's Amended Code of Regulations (the "Regulations"), if shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist to conduct all business at the Annual Meeting. Abstentions are counted as present for establishing a quorum, but broker nonvotes are not. A broker nonvote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so.

     The holders of a majority of the votes represented at the Annual Meeting, whether or not a quorum is present, may adjourn the meeting without notice other than by announcement at the meeting of the date, time and location at which the meeting will be reconvened.

INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

     ELECTION OF DIRECTORS

     The ten nominees for director receiving the greatest number of votes will be elected at the Annual Meeting.

REVOCATION OF PROXY

     If you give a proxy, you may revoke it at any time before the vote at the Annual Meeting by giving notice to Elder-Beerman's Secretary in writing prior to the Annual Meeting or by voting in person at the Annual Meeting.

COSTS OF PROXY SOLICITATION

     Elder-Beerman will pay all the costs of soliciting these proxies. In addition to solicitation by mail, proxies may be solicited personally, by telegram, telephone or personal interview by an officer or director of the Company, as identified in this Proxy Statement under "Certain Information Regarding Participants." Elder-Beerman will also ask banks, brokers and other institutional nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies, and reimburse them for their expenses. In addition, Elder-Beerman has also retained Morrow & Co. to aid in the distribution and solicitation of proxies, and has agreed to pay them a fee of approximately $5,000, plus reasonable expenses. To date, the Company has paid $3,500 to Morrow & Co. as an advance on expenses.

OTHER MATTERS

     The Board of Directors does not know of any other matter that will be presented at the Annual Meeting other than the election of directors discussed in this Proxy Statement. Under our Regulations, generally no business besides the items discussed in this Proxy Statement may be conducted or considered at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons you have designated as your proxies will act on such proposal in their discretion. For business to be conducted or considered at the Annual Meeting, proposals must have been received at our executive offices not less than 45 nor more than 90 calendar days prior to the date of the Annual Meeting.

CERTAIN INFORMATION REGARDING PARTICIPANTS

     Elder-Beerman and certain other persons may be deemed to be "participants" within the meaning of Regulation 14A under the Exchange Act. The participants in this solicitation may include the current directors of Elder-Beerman, Edward A. Tomechko, Executive Vice President -- Chief Financial Officer, Secretary and Treasurer of Elder Beerman, and Steven D. Lipton, Senior Vice
President -- Controller of Elder Beerman.

                                 ITEM NUMBER 1
                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

     Currently, the Board of Directors has ten members and each member is elected annually for a one-year term. The terms of the following directors expire at the Annual Meeting: Byron L. Bergren, Mark F.C. Berner, Dennis S. Bookshester, Eugene C. Davis, Charles Macaluso, Steven C. Mason, Thomas J. Noonan, Jr., Laura H. Pomerantz, Jack A. Staph and Charles H. Turner. For election as directors at the Annual Meeting, the Nominating and Corporate Governance Committee has recommended, and the Board of Directors has approved, the re-nomination of Byron L. Bergren, Mark F.C. Berner, Dennis S. Bookshester, Eugene C. Davis, Charles Macaluso, Steven C. Mason, Thomas J. Noonan, Jr., Laura
H. Pomerantz, Jack A. Staph and Charles H. Turner to serve as directors for a one-year term of office that will expire at the Annual Meeting of Shareholders in 2003.

     The directors to be elected will be elected by a plurality of the votes cast for directors. Except to the extent that shareholders indicate otherwise on their proxies solicited by Elder-Beerman's Board of Directors, the holders of such proxies intend to vote these proxies for the election as directors of the persons named in the following table as nominees for election. Except as disclosed in the preceding paragraph, the Board has no reason to believe that the persons nominated will not be available to serve. If a vacancy among such nominees occurs prior to the Annual Meeting, the current Board of Directors will designate replacements for the nominees. The shares of Common Stock represented by your proxies will be voted for any such replacement nominees.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE TEN NOMINEES FOR
                                    DIRECTOR
                           NOMINATED BY THE COMPANY.

     Listed below are the names of the Company's ten nominees for election to the Board of Directors. Also listed is the year in which each individual first became a director of the Company and the individual's principal occupation and other directorships.

NOMINEES FOR DIRECTOR AT THE ANNUAL MEETING:

                                 DIRECTOR
NAME                              SINCE     AGE          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
----                             --------   ---   ----------------------------------------------------
Byron L. Bergren...............    2002     55    Mr. Bergren has served as President and Chief
                                                  Executive Officer of the Company since February
                                                  2002. Prior to this time, Mr. Bergren served as
                                                  Chairman of the Southern Division of Belk Stores,
                                                  Inc. ("Belk") from 1999 to 2002. Prior to that he
                                                  served as Managing Partner of the Belk Lindsey
                                                  division of Belk from 1992 to 1999; Senior Vice
                                                  President of Corporate Sales Promotion and Marketing
                                                  of Belk from 1991 to 1992; and Senior Vice President
                                                  of Merchandising and Marketing of the Belk Charlotte
                                                  division from 1988 to 1991.
Mark F. C. Berner..............    2000     48    Mr. Berner is Managing Partner of SDG Resources,
                                                  L.P., an oil and gas investment fund. From 1996 to
                                                  1999, he was a private investment consultant in New
                                                  York. In 1995, Mr. Berner served as Senior Vice
                                                  President and Counsel for Turnberry Capital
                                                  Management, L.P., a private equity fund. His prior
                                                  position was as a Director of the First Boston
                                                  Special Situations Fund, a private investment
                                                  partnership. Mr. Berner also currently serves as a
                                                  Director of ThinkSheet, Inc., and served as a
                                                  Director of Renaissance Technologies from 1997
                                                  through March, 2000. Mr. Berner is also a member of
                                                  the bar of the State of New York.

                                 DIRECTOR
NAME                              SINCE     AGE          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
----                             --------   ---   ----------------------------------------------------
Dennis S. Bookshester..........    1999     63    Mr. Bookshester serves as Chairman of the Illinois
                                                  Racing Board. From 1999 through May 2002, he served
                                                  as the President and Chief Executive Officer of
                                                  Fruit of the Loom, Inc., a garment manufacturer that
                                                  filed for protection under Chapter 11 of the United
                                                  States Bankruptcy Code in December 1999. Mr.
                                                  Bookshester also currently serves as a Director of
                                                  Playboy Enterprises.
Eugene I. Davis................    2000     46    Mr. Davis is Chairman and Chief Executive Officer of
                                                  Pirinate Consulting Group, L.L.C., a corporate
                                                  strategy consulting firm, and of Murdock
                                                  Communications Corp., a telecommunications
                                                  enterprise. He also serves as Chief Executive
                                                  Officer of SmarTalk Teleservices Corp., an
                                                  independent provider of prepaid calling cards, that
                                                  filed for protection under Chapter 11 of the United
                                                  States Bankruptcy Code in January 1999, and is
                                                  currently being liquidated. During 1998 and 1999,
                                                  Mr. Davis was Chief Operating Officer of Total-Tel
                                                  Communications, Inc., a long distance
                                                  telecommunications provider. From 1996 to 1997, Mr.
                                                  Davis was the Chief Executive Officer of Sport
                                                  Supply Group, Inc., a sporting goods and athletic
                                                  equipment distributor. From 1992 to 1997, he served
                                                  as President of Emerson Radio Corp., a consumer
                                                  electronics distributor. Mr. Davis also currently
                                                  serves as a Director of Coho Energy, Inc., Murdock
                                                  Communications Corp., Tipperary Corporation and
                                                  Eagle Geophysical Corp.
Charles Macaluso...............    1999     58    Mr. Macaluso is a Principal in East Ridge
                                                  Consulting, Inc., a management advisory and
                                                  investment firm he founded in 1999. Prior to this,
                                                  Mr. Macaluso served as a Principal from 1996 through
                                                  1999 in Miller Associates, Inc., a management
                                                  consulting firm. Prior to this, Mr. Macaluso was a
                                                  partner with the Airlie Group, L.P. and an analyst
                                                  for Investment Limited Partners, L.P., both private
                                                  investment partnerships, from 1986 through 1996.
Steven C. Mason................    1997     65    Mr. Mason was appointed interim President effective
                                                  January 1, 2002, and served in this capacity until
                                                  Mr. Bergren's appointment as President. Mr. Mason
                                                  was also appointed as non-executive Chairman of the
                                                  Board in January, 2002. Mr. Mason retired from Mead
                                                  Corp., a forest products company, in November 1997.
                                                  Prior to retirement, Mr. Mason served as Chairman of
                                                  the Board and Chief Executive Officer of Mead Corp.
                                                  from April 1992 to November 1997. Mr. Mason also
                                                  currently serves as a Director of PPG Industries,
                                                  Inc. and Convergys.
Thomas J. Noonan, Jr...........    1997     62    Mr. Noonan is the Chief Executive Officer of the
                                                  Coppergate Group ("Coppergate"), a financial
                                                  investment and management company, and has served in
                                                  this capacity since May 1996. Prior to that, he
                                                  served as a Managing Director of Coppergate from
                                                  April 1993 through May 1996. He also serves as the
                                                  Chairman, President and Chief Executive Officer of
                                                  Intrenet, Inc. ("Intrenet"), a truckload carrier
                                                  service provide that filed for protection under
                                                  chapter 11 in January 2001, and is currently

                                 DIRECTOR
NAME                              SINCE     AGE          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
----                             --------   ---   ----------------------------------------------------
                                                  being liquidated. Mr. Noonan has served in his
                                                  current position at Intrenet since January 2001. He
                                                  has been a Director of Intrenet since 1991 and was
                                                  named Chairman in December 2000. Mr. Noonan also
                                                  serves as the Chief Executive of R&S Liquidating
                                                  Company, Inc., which was formerly known as WSR, Inc.
                                                  ("WSR") an automotive aftermarket retailer, and has
                                                  served in this capacity since April 2000. Prior to
                                                  that Mr. Noonan was WSR's Chief Restructuring
                                                  Officer from August 1998 through December 1999. Mr.
                                                  Noonan served as Executive Vice President and Chief
                                                  Financial Officer of Herman's Sporting Goods, Inc.
                                                  from August 1994 through 1999, a sporting goods
                                                  retailer that filed for protection under chapter 11
                                                  of the United States Bankruptcy Code and is
                                                  currently being liquidated.
Laura H. Pomerantz.............    1998     54    Mrs. Pomerantz currently serves as President of LHP
                                                  Consulting & Management, a real estate consulting
                                                  firm, and has served in this capacity since 1995.
                                                  Through LHP Consulting & Management, Mrs. Pomerantz
                                                  is also associated with PBS Realty Advisors, LLC, as
                                                  one of the Principals, a company providing
                                                  commercial real estate advisory and brokerage
                                                  services. The partnership was formed in September of
                                                  2002. Prior to that, she was associated with Newmark
                                                  & Company Real Estate, Inc., a commercial real
                                                  estate company, as Senior Managing Director and
                                                  served in this capacity from August 1996 to August
                                                  2002. Mrs. Pomerantz served as Executive Vice
                                                  President and a Director of the Leslie Fay
                                                  Companies, Inc. ("Leslie Fay"), an apparel design
                                                  and manufacturing company, from January 1993 to
                                                  November 1994, and as Senior Vice President and Vice
                                                  President of Leslie Fay from 1986 through 1992.
Jack A. Staph..................    1997     56    Mr. Staph is currently a consultant, lawyer and
                                                  private investor. He also serves as President of
                                                  Cleveland Marathon, Inc. and Vice President and
                                                  Treasurer of Bernadette Travel, Inc. Mr. Staph has
                                                  also served in an unrestricted advisory capacity to
                                                  CVS Corp. since June 1997. Prior to this time, Mr.
                                                  Staph served as Senior Vice President, Secretary,
                                                  and General Counsel of Revco D.S., Inc., a retail
                                                  pharmacy company, from October 1972 to August 1997.
Charles H. Turner..............    2000     45    Mr. Turner is Executive Vice President of Finance,
                                                  Chief Financial Officer and Treasurer of Pier 1
                                                  Imports, Inc. ("Pier 1"), and has served in this
                                                  capacity since August 1999. Mr. Turner served as
                                                  Pier 1's Senior Vice President of Stores from July
                                                  1994 through August 1999.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors oversees the business and affairs of Elder-Beerman and monitors the performance of management. The Board met eight times during 2001.

                                BOARD COMMITTEES

     The Board of Directors has an Executive Committee, an Audit and Finance Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each Committee reports to the Board of Directors at its first meeting after the Committee meeting.

  Executive Committee

     During fiscal year 2001, the members of the Executive Committee were Messrs. Mershad (who served on the Executive Committee as Chairman until August 19, 2001), Staph (who served on the Executive Committee until August 19, 2001) and Mason (who has served as Chairman of the Executive Committee since August 19, 2001). Messrs. Noonan, Davis and Macaluso joined the Executive Committee on August 19, 2001. The Executive Committee held twelve meetings in 2001. Except to the extent that its powers are limited by law, by Elder-Beerman's Amended Articles of Incorporation or Regulations or by the Board of Directors, during the intervals between meetings of the Board of Directors, the Executive Committee may exercise, subject to the control of the Board of Directors, all of the powers of the Board of Directors in the management and control of the Company's business. During fiscal year 2001, after the announcement of Mr. Mershad's retirement, the Board of Directors charged the Executive Committee with additional duties regarding the search for a new Chief Executive Officer and President and general oversight of the Company's business and financial position pending the naming of a new Chief Executive Officer and President. All action taken by the Executive Committee is to be reported to the Board of Directors at its first meeting thereafter.

  Audit and Finance Committee

     During fiscal year 2001, the members of the Audit and Finance Committee were Messrs. Noonan (Chairman), Davis and Turner. Mr. Macaluso joined the Audit and Finance Committee on September 20, 2001. Mr. Berner served on the Audit and Finance Committee until September 20, 2001. The Audit and Finance Committee held six meetings in 2001. Mr. Davis attended fewer than 75% of the Audit and Finance Committee meetings in 2001. The Audit and Finance Committee is responsible for:
(i) monitoring the Company's corporate compliance program; (ii) recommending the Company's outside auditors; (iii) reviewing the independence of the Company's outside auditors; (iv) reviewing the audit results and recommendations of the Company's outside auditors; (v) reviewing the Company's financial statements, including meeting each quarter with management and the Company's outside auditors to review quarterly earnings results and the quality of those earnings prior to their public release; (vi) reviewing and evaluating the Company's systems of internal accounting controls; (vii) reviewing and evaluating the Company's internal audit functions and meeting from time to time with the internal auditors outside the presence of other employees; and (viii) reviewing such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Audit and Finance Committee may, in its own discretion, deem desirable in connection with the review functions described above.

  Compensation Committee

     During fiscal year 2001, the members of the Compensation Committee were Messrs. Staph (Chairman), and Mason. Mr. Berner joined the Compensation Committee on September 20, 2001. Mr. Olsoff served as Chairman of the Compensation Committee until his retirement from the Board on September 20, 2001. Mr. Macaluso served on the Committee until September 20, 2001. The Compensation Committee held five meetings in 2001. The Compensation Committee is responsible for: (i) reviewing executive salaries; (ii) approving the salaries and other benefits of the executive officers of the Company; (iii) administering the bonus, stock option and other incentive compensation plans of the Company, as well as the employee stock purchase plan; and (iv) advising and consulting with the Company's management regarding pension and other benefit plans and compensation policies and practices of the Company.

  Nominating and Corporate Governance Committee

     During fiscal year 2001, the members of the Nominating and Corporate Governance Committee were Messrs. Mason (Chairman), Bookshester, Staph, and Mrs. Pomerantz. Mr. Mershad served on the Nominating and Corporate Governance Committee until his retirement from the Company on December 31, 2001. The Nominating and Corporate Governance Committee held two meetings in 2001. Mr. Bookshester and Mrs. Pomerantz each attended fewer than 75% of the Nominating and Corporate Governance Committee meetings in 2001. The Nominating and Corporate Governance Committee is responsible for the selection, evaluation and nomination of candidates for election to the Board of Directors. The Nominating and Corporate Governance Committee is also responsible for recommending to the Board the members and chair of each Board Committee. In addition, the Nominating and Corporate Governance Committee is responsible for the process of evaluating the overall performance of the Board of Directors and its individual members to ensure effective operations of the Board of Directors and overall corporate governance. The Nominating and Corporate Governance Committee does not consider nominees recommended by shareholders. Instead, these nominees would be considered by the entire Board of Directors.

                   COMPENSATION OF ELDER-BEERMAN'S DIRECTORS

  Compensation

     Directors who are employees of Elder-Beerman do not receive any separate fees or other remuneration for serving as a director or a member of any Committee of the Board. For fiscal year 2001, non-employee directors were paid an annual retainer of $20,000 for their service on the Board of Directors. Non-employee directors may elect to take their annual retainer as cash or in the form of discounted stock options. At the beginning of each fiscal year, non-employee directors also receive an annual grant of restricted shares with a market value of $10,000 on the date of the grant. When first joining the board, a non-employee director also receives an initial grant of 1,300 restricted shares and options to purchase 7,000 shares of Common Stock. Non-employee committee chairpersons are paid an additional $5,000 fee for their services on their respective committees. Non-employee directors are also each paid a meeting fee of $1,500 for each board meeting attended, plus $500 for each committee meeting attended, other than members of the Executive Committee, which has the fee structure described in the next paragraph.

     During fiscal year 2001, after the announcement of Mr. Mershad's retirement, the Board of Directors charged the Executive Committee with additional duties regarding the search for a new Chief Executive Officer and President and general oversight of the Company's business and financial position pending the naming of a new Chief Executive Officer and President. As a result of these increased responsibilities, compensation for members of the Executive Committee, all of whom are non-employee directors, was changed in September 2001 to the following schedule: in person meetings, $2,500; telephonic meetings, $1,000; and independent work conducted at the request of the Executive Committee, $300 per hour. These compensation levels for the members of the Executive Committee will remain the same.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Except as noted in the following sentence, none of the members of the Compensation Committee was or ever has been an officer or employee of Elder-Beerman or engaged in transactions with Elder-Beerman (other than in his capacity as director). During Mr. Mason's tenure as interim President from January 1, 2002 until Mr. Bergren's appointment as President on February 11, 2002, Mr. Mason remained on the Compensation Committee. During this time, the Compensation Committee neither met nor acted on any matters. None of Elder-Beerman's executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves as a member of the Compensation Committee or a director of Elder-Beerman.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

  Security Ownership of Certain Beneficial Owners and Management

     The Company's Common Stock is the only outstanding class of voting securities. The following table sets forth information regarding ownership of the Company's Common Stock as of July 8 , 2002 (except as otherwise noted) by:
(a) each person who owns beneficially more than 5% of Common Stock of the Company to the extent known to management, (b) each executive officer and director of the Company, and (c) all directors and executive officers as a group. Except as noted, all information with respect to beneficial ownership has been furnished by each director or officer or is based on filings with the Securities and Exchange Commission.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL      PERCENT
BENEFICIAL OWNER                                                OWNERSHIP(1)       OF CLASS
----------------                                              -----------------    --------
Snyder Capital Management, Inc..............................       2,874,700(2)      24.9%
350 California Street, Suite 1460
San Francisco, CA 94104

PPM America, Inc............................................       1,966,868(3)     17.06%
225 West Wacker Drive, Suite 1200
Chicago, IL 60606

Dimensional Fund Advisors Inc...............................         633,000(4)      5.49%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Byron L. Bergren............................................          55,200            *
Mark F.C. Berner............................................          11,474(5)         *
Dennis S. Bookshester.......................................          33,474(5)         *
Eugene I. Davis.............................................          11,474(5)         *
Charles Macaluso............................................          60,576(5)         *
Steven C. Mason.............................................          76,165(5)         *
Thomas J. Noonan, Jr........................................          36,564(5)         *
Laura H. Pomerantz..........................................          28,929(5)         *
Jack A. Staph...............................................          47,735(5)         *
Charles H. Turner...........................................          31,519(5)         *
James M. Zamberlan..........................................          98,866(5)         *
Steven D. Lipton............................................          33,035(5)         *
-------------------------------------------------------------------------------------------
All directors and executive officers as a group:............         481,938         4.18%

---------------

 * less than 1%

(1) Information with respect to beneficial ownership is based on information furnished to the Company by each shareholder included in this table. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you not only "beneficially" own the Elder-Beerman Common Stock that you hold directly, but also the Elder-Beerman Common Stock that you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote or sell or that you have the right to acquire within 60 days.

(2) Snyder Capital Management, Inc. ("SCMI") is the general partner of Snyder Capital Management, L.P. ("SCMLP"), a registered investment advisor. SCMI and SCMLP reported the beneficial ownership (as of April 11, 2002) of such shares in a Form 13G filed on April 12, 2002.

(3) PPM America, Inc. ("PPM") a registered investment advisor, reported the beneficial ownership (as of December 31, 2001) of such shares in a Form 13F filed on February 14, 2001. All such shares are held in portfolios of PPM America

    Special Investments Fund, L.P. ("SIF I") and PPM America Special Investments CBO II, L.P. ("CBO II"). PPM serves as investment advisor to both SIF I and CBO II. PPM, PPM America CBO II Management Company (general partner of CBO
    II) and PPM America Fund Management GP, Inc. (general partner of SIF I) disclaim beneficial ownership of all such shares.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, reported the beneficial ownership (as of March 31, 2002) of such shares in a Form 13f filed on May 3, 2002. All such shares are owned by investment companies, trusts or separate accounts (the "Funds"). Dimensional is an investment advisor or manager to all of the Funds and possesses voting and/or investment power over the shares. Dimensional disclaims beneficial ownership of all shares.

(5) These amounts include shares of Common Stock that the following persons had a right to acquire within 60 days after July 8, 2002.

                                                 STOCK OPTIONS EXERCISABLE
NAME                                                BY OCTOBER 8, 2002
----                                             -------------------------
Mr. Berner....................................             2,334
Mr. Bookshester...............................            22,790
Mr. Davis.....................................             2,334
Mr. Macaluso..................................            49,892
Mr. Mason.....................................            64,655
Mr. Noonan....................................            25,054
Ms. Pomerantz.................................            13,419
Mr. Staph.....................................            35,825
Mr. Turner....................................            18,379
Mr. Zamberlan.................................            78,800
Mr. Lipton....................................            25,800

SUMMARY COMPENSATION TABLE

     The table below shows the before-tax compensation for the years shown for Elder-Beerman's Chief Executive Officer and the four next highest paid executive officers (the "Named Executive Officers") at the end of fiscal year 2001.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                    -------------------------------   -----------------------------------
                                                                              AWARDS             PAYOUTS
                                                                      -----------------------   ---------
                                                                      RESTRICTED   SECURITIES
                                                       OTHER ANNUAL     STOCK      UNDERLYING     LTIP       ALL OTHER
         NAME AND                   SALARY    BONUS    COMPENSATION    AWARD(S)     OPTIONS/     PAYOUTS    COMPENSATION
    PRINCIPAL POSITION       YEAR     ($)      ($)        ($)(5)         ($)        SARS (#)       ($)      ($)(10)(11)
    ------------------       ----   -------   ------   ------------   ----------   ----------   ---------   ------------
Byron L. Bergren(1)........  2001                                       142,500      250,000
  President and Chief        2000
  Executive Officer          1999
Frederick J. Mershad(2)....  2001   639,992                                                                     65,993(12)
  Former Chairman,           2000   671,539                                          100.000(7)                  9,705
  President and              1999   600,000                             581,250(6)   300,000(7)                  7,665
  Chief Executive Officer
Scott J. Davido(3).........  2001   292,199                                                                      3,816
  Executive Vice President   2000   261,923   37,295                     29,690(8)    30,000(9)                  4,236
  Chief Financial Officer,   1999   217,596   36,000      60,550         45,625       25,000(9)                    382
  Treasury and Secretary
John S. Lupo(4)............  2001   212,200
  Executive Vice President   2000
  Merchandising & Marketing  1999
James M. Zamberlan.........  2001   364,046                                                                      3,558
  Executive Vice President   2000   351,346    9,703                                  30,000                     4,359
  Stores                     1999   309,808   53,156                     29,690       20,000                     2,712
Steven D. Lipton...........  2001   220,821                                                                      6,480
  Senior Vice President --   2000   203,538   43,315                     11,876       15,000                     6,660
  Controller                 1999   180,115   35,830                                  10,000                     5,801

---------------

 (1) Mr. Bergren was elected as President and Chief Executive Officer of the Company, effective February 11, 2002. As part of his employment contract, Mr. Bergren was issued options and shares of restricted stock upon the execution of his employment agreement, which occurred during the Company's 2001 fiscal year.

 (2) Mr. Mershad retired from the Company on December 31, 2001.

 (3) Since May 28, 2002, Mr. Davido is no longer with the Company.

 (4) Mr. Lupo joined the Company in August 2001.

 (5) Moving expense reimbursement.

 (6) This restricted share grant was cancelled on December 31, 2001 pursuant to the terms of the restricted share agreement.

 (7) Mr. Mershad's unvested option grants were cancelled on December 31, 2001, pursuant to the terms of the option agreements. He has a total of 420,201 options at prices ranging from $3.125 to $21.00 that will expire if unexercised by December 31, 2002.

 (8) These restricted share grants were cancelled on May 28, 2002, pursuant to the terms of the restricted share agreements.

 (9) Mr. Davido's unvested option grants were cancelled on May 28, 2002, pursuant to the terms of the option agreements. He has a total of 37,800 options at prices ranging from $3.438 to $10.89 that will expire if unexercised by August 28, 2002.

(10) Includes life insurance premium payments paid by the Company in 2001 in the following amounts: Mr. Mershad $2,640, Mr. Zamberlan $3,558, Mr. Davido $3,276, and Mr. Lipton $2,430.

(11) Includes matching contributions paid by the Company in 2001 under the Company's Retirement Savings Plan in the following amounts: Mr. Mershad $2,430, Mr. Davido $540 and Mr. Lipton $4,050.

(12) Includes severance payments of $60,923 pursuant to the separation agreement entered into by the Company and Mr. Mershad.

STOCK OPTIONS/SAR GRANTS

     The following table sets forth information concerning stock option grants made to the Named Executive Officers during fiscal year 2001 pursuant to the Company's Equity and Performance Incentive Plan, as amended (the "Plan").

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                            -------------------------------------------------------   POTENTIAL REALIZABLE
                                             PERCENT OF                                 VALUE AT ASSUMED
                              NUMBER OF        TOTAL                                  ANNUAL RATE OF STOCK
                             SECURITIES     OPTIONS/SARS                               PRICE APPRECIATION
                             UNDERLYING      GRANTED TO     EXERCISE                     FOR OPTION TERM
                            OPTIONS/SARS    EMPLOYEES IN     OF BASE     EXPIRATION   ---------------------
           NAME             GRANTED(#)(1)   FISCAL YEAR    PRICE($/SH)      DATE       5% ($)     10% ($)
           ----             -------------   ------------   -----------   ----------   --------   ----------
Byron L. Bergren..........     250,000         70.72          2.85        01/23/12    448,087    1,135,541

---------------

(1) Options vest annually in one-third increments beginning one year from date of grant.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information about stock options exercised during fiscal year 2001 by the Named Executive Officers and the fiscal year-end value of unexercised options held by the Named Executive Officers. All of such options were granted under the Plan.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                       OPTIONS/SARS HELD AT          OPTIONS/SARS HELD AT
                             SHARES       VALUE        FEBRUARY 02, 2002 (#)       FEBRUARY 02, 2002 ($)(1)
                           ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
NAME                       EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------   -----------   -------------   -----------   -------------
Byron L. Bergren.........       0         $0.00                      250,000         $0.00          $0.00
Frederick J.Mershad(2)...       0         $0.00       420,201                        $0.00          $0.00
Scott J. Davido(3).......       0         $0.00        32,800         43,200         $0.00          $0.00
James M. Zamberlan.......       0         $0.00        71,800         54,200         $0.00          $0.00
Steven D. Lipton.........       0         $0.00        23,800         22,200         $0.00          $0.00

---------------

(1) Based on the closing price on NASDAQ of the Company's Common Stock on February 1, 2002 (the last trading day in fiscal year 2001) of $2.70.

(2) Mr. Mershad's options will expire on December 31, 2002 if he does not exercise them before that date pursuant to the terms of the option agreements.

(3) Mr. Davido's options will expire on August 28, 2002 if he does not exercise them before that date pursuant to the terms of the option agreements.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information about Elder-Beerman's Common Stock that may be issued upon the exercise of options, warrants and rights under all of Elder-Beerman's existing equity compensation plan as of February 2, 2002.

                                                                                          (c) NUMBER OF SECURITIES
                                        (a) NUMBER OF                                     REMAINING AVAILABLE FOR
                                   SECURITIES TO BE ISSUED        (b) WEIGHTED --          FUTURE ISSUANCE UNDER
                                       UPON EXERCISE OF        AVERAGE EXERCISE PRICE    EQUITY COMPENSATION PLANS
                                     OUTSTANDING OPTIONS,     OF OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
          PLAN CATEGORY              WARRANTS AND RIGHTS        WARRANTS AND RIGHTS       REFLECTED IN COLUMN (a))
          -------------            ------------------------   ------------------------   --------------------------
Equity compensation plans
  approved by security
  holders(1).....................         2,026,277                    $6.345                     489,726
Equity compensation plans not
  approved by security
  holders(2).....................                --                        --                          --
Total............................         2,026,277                    $6.345                     489,726

---------------

(1) The Elder-Beerman Stores Corp. Equity and Performance Incentive Plan was approved in December 1997 pursuant to the Third Amended Joint Plan of Reorganization, as amended of the Company, confirmed by an order entered by the United States Bankruptcy Court for the Southern District of Ohio, Western Division on December 16, 1997. On September 21, 2000, the Company's shareholders approved an amendment to the Plan which increased the number of shares of Common Stock to be issued under the Plan from 2,225,000 to 2,750,000 shares.

(2) The Company does not have any compensation plans that have not been approved by the Company's shareholders.

EMPLOYMENT AND SEVERANCE AGREEMENTS WITH CERTAIN OFFICERS

     The Company has entered into employment agreements with Byron L. Bergren, President and Chief Executive Officer, Frederick J. Mershad, who retired as Chairman, President and Chief Executive Officer, John A. Muskovich, who departed as President and Chief Operating Officer, and the other executive officers as described below (the "Employment Agreements").

     Mr. Bergren's Employment sets forth (a) Mr. Bergren's compensation and benefits, subject to increases at the discretion of the Board of Directors; (b) the Company's right to terminate Mr. Bergren for "cause" (as defined in the Employment Agreement) or otherwise; (c) the amounts to be paid by the Company in the event of Mr. Bergren's termination, death or disability while rendering services; (d) Mr. Bergren's duty of strict confidence and to refrain from conflicts of interest; (e) Mr. Bergren's obligations not to compete for the term of the agreement plus one year unless the Company terminates Mr. Bergren other than for cause or Mr. Bergren terminates his employment at any time following a "change in control" (as defined in the Employment Agreement); and (f) Mr. Bergren's rights to receive severance payments. In general, the Employment Agreement provides that if Mr. Bergren is terminated for any reason, other than for cause, by reason of death or disability or following a change in control, he will receive payments equal to the remaining base salary that would have been paid to him by the company for the longer of one year or the remaining term of his Employment Agreement, provided that he signs a release of any claims he may have against the Company arising from his employment. If Mr. Bergren is terminated within two years of a change in control without cause or for "good reason" (as defined in the Employment Agreement), he will receive a severance payment equal to 2.99 times the Internal Revenue Code "base amount" as described in section 280G of the Internal Revenue Code (provided that he signs a release of any claims he may have against the Company arising from his employment) and his options to purchase shares of Common Stock and restricted shares that are unvested as of the date of the change in control will automatically vest. A tax gross-up on excise taxes also will be paid if the severance pay exceeds the limits imposed by the Internal Revenue Code.

     Mr. Mershad, the Company's former Chairman, President and Chief Executive Officer, retired from the Company effective December 31, 2001. Prior to his retirement, the Company entered into a Separation and

Retirement Agreement ("the Separation Agreement") with Mr. Mershad. The Separation Agreement superceded Mr. Mershad's Employment Agreement and sets forth the payments and benefits Mr. Mershad is entitled to (i) from the date of the Separation Agreement until his retirement as Chairman, President and Chief Executive Officer and resignation as a Director on December 31, 2001 (the "Retirement Date") and (ii) following the Retirement Date. Pursuant to the terms of the separation agreement, until the Retirement Date, Mr. Mershad was entitled to his current base salary and benefits that would have been payable pursuant to the terms of his Employment Agreement. After the Retirement Date, the Company will pay to Mr. Mershad (i) his current base salary for the period beginning with the Retirement Date and ending on December 31, 2004 (the "Retirement Period") and (ii) his bonus (if any) earned in 2001. During the Retirement Period, Mr. Mershad is also entitled to medical benefits equivalent to those provided to him prior to the Retirement Date and the automobile benefit that he received prior to the Retirement Date. After the Retirement Period, Mr. Mershad shall be entitled to purchase medical and dental coverage until March 1, 2008 at the rate provided for in the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended. After the Retirement Date, Mr. Mershad will be entitled to the employee discount made available to other retired employees and any post-retirement eligibility for benefits provided for under the Company's 401(k) Plan. Mr. Mershad's options to purchase shares of Common Stock and restricted shares that were unvested as of the Retirement Date were forfeited. The options and restricted shares that were vested as of the Retirement Date are subject to the stock option agreements and restricted share agreements entered into by the Company and Mr. Mershad in connection with the grant of such options and restricted shares. The option agreements provide that Mr. Mershad has one year from the Retirement Date to exercise the options that were vested on the Retirement Date. The Company will pay all of the legal fees and costs incurred by Mr. Mershad in connection with any enforcement or defense of his rights under the Separation Agreement.

     Mr. Muskovich, the former President and Chief Operating Officer of the Company, was terminated by the Company on June 30, 2000. Pursuant to the terms of Mr. Muskovich's Employment Agreement, the Company was required to give Mr. Muskovich notice six months prior to December 30, 2000 if the Company elected not to renew his Employment Agreement. The Company gave Mr. Muskovich notice on June 29, 2000 that the Company would terminate his Employment Agreement and his employment. Pursuant to the terms of his Employment Agreement, Mr. Muskovich will receive payments equal to the remaining base salary that would have been paid to him by the Company under the remaining term of his Employment Agreement, which expires on December 30, 2002. In 2001, the Company paid $467,500 to Mr. Muskovich under the terms of his Employment Agreement.

     The Company has also entered into Employment Agreements that include severance pay provisions with each of Messrs. Zamberlan, Davido and Charles P. Shaffer, Senior Vice President and General Merchandise Manager. These Employment Agreements, as amended, set forth (a) the executive's compensation and benefits, subject to review at the discretion of the Board of Directors, (b) the Company's right to terminate the executive for cause or otherwise; (c) the amounts to be paid by the Company in the event of the executive's termination, death or disability while rendering services; (d) the executive's duty of strict confidence and to refrain from conflicts of interest; (e) the executive's obligations not to compete for the term of the agreement plus one year unless the executive terminated his employment for good reason or the employer terminates the executive other than for cause; and (f) the executive's right to receive severance payments if he (i) is terminated within two years of a change in control without cause, (ii) voluntarily terminates for defined good reasons within two years of a change of control, (iii) terminates his employment for any reason, or without reason, during the thirty-day period immediately following the first anniversary of a change in control, or (iv) is terminated in connection with but prior to a change in control and termination occurs following the commencement of any discussions with any third party that ultimately results in a change in control. Specifically, under the Employment Agreements, the amount of any severance payment by the Company will be the greater of 2.99 times the Internal Revenue Code "base amount" as described in
Section 280G of the Internal Revenue Code or two times his most recent base salary and bonus. Severance payments made under the Employment Agreements will reduce any amounts that would be payable under any other severance plan or program, including the Company's severance pay plan. A tax gross-up on excise taxes also will be paid if the severance pay exceeds the limit imposed by the Internal Revenue Code. In addition, the executive will continue to be eligible for health benefits, perquisites, and fringe benefits generally made available to senior executives for two years following his termination, unless the executive waives such coverage, fails to pay any amount required to maintain such coverage, or obtains new employment providing substantially similar benefits. Mr. Shaffer's Employment Agreement expired on August 22, 2001 and the Company did not elect to renew it. As of April 22, 2002, Mr. Shaffer is no longer with the Company.

     Messrs. Zamberlan's and Davido's Employment Agreements, as amended, also provide for the executive's (or his estate's) right to receive severance payments (i) if he is terminated by the Company at any time without cause and
(ii) upon his death. The amount of such severance will be equal to (i) the executive's base salary in effect at the time of termination, payable (i) for the longer of one year or (ii) through the remaining term of the Employment Agreement, (ii) any bonus paid on or prior to the termination date and (iii) payment for any of the executive's accrued, unused vacation days on or prior to the termination date.

     Mr. Davido, the Company's former Chief Financial Officer, left the Company on May 28, 2002. Mr. Davido's Employment Agreement sets forth the payments and benefits he became entitled to upon leaving. Pursuant to his Employment Agreement, as amended, the Company is obligated to pay Mr. Davido's base salary in effect on May 28, 2002 for a period of one year. Mr. Davido is also entitled to payment for any accrued but unused vacation time.

     The Company has also entered into an Employment Agreement that includes severance pay provisions with Mr. Lipton. Mr. Lipton's Employment Agreement, as amended, sets forth (a) his compensation and benefits, subject to review at the discretion of the Board of Directors, (b) the Company's right to terminate him for cause or otherwise; (c) the amounts to be paid by the Company in the event of his termination, death or disability while rendering services; (d) his duty of strict confidence and to refrain from conflicts of interest; (e) his obligations not to compete for the term of the agreement plus one year unless he terminated his employment for good reason or the employer terminates him other than for cause; and (f) his right to receive severance payments if he (i) is terminated within two years of a change in control without cause, (ii) voluntarily terminates for defined good reasons within two years of a change of control, (iii) terminates his employment for any reason, or without reason, during the thirty-day period immediately following the first anniversary of a change in control, or (iv) is terminated in connection with but prior to a change in control and termination occurs following the commencement of any discussions with any third party that ultimately results in a change in control. Specifically, under the Mr. Lipton's Employment Agreement, the amount of any severance payment by the Company will be 1.5 times his most recent base salary and bonus. Severance payments made under Mr. Lipton's Employment Agreement will reduce any amounts that would be payable under any other severance plan or program, including the Company's severance pay plan. A tax gross-up on excise taxes also will be paid if all of the severance payments made to Mr. Lipton exceed the limit imposed by the Internal Revenue Code. In addition, Mr. Lipton will continue to be eligible for health benefits, perquisites, and fringe benefits generally made available to executives for eighteen months following his termination, unless Mr. Lipton waives such coverage, fails to pay any amount required to maintain such coverage, or obtains new employment providing substantially similar benefits.

     Mr. Lipton's Employment Agreement, as amended, also provides for his (or his estate's) right to receive severance payments (i) if he is terminated by the Company at any time without cause and (ii) upon his death. The amount of such severance will be equal to (i) Mr. Lipton's base salary in effect at the time of termination, payable (i) for the longer of one year or (ii) through the remaining term of the Employment Agreement, (ii) any bonus paid on or prior to the termination date and (iii) payment for any of Mr. Lipton's accrued, unused vacation days on or prior to the termination date.

     The Company has also entered into a Severance Agreement with Edward A. Tomechko. Mr. Tomechko's Severance Agreement provides for his right to receive severance payments if he is involuntarily terminated by the Company within two years of a change in control or if he terminates his employment with the Company for good reason within two years of a change in control. Such severance payable by the Company will be equal to two times his base salary in effect immediately prior to his termination. For a period of up to 24 months, he will also be entitled to medical and dental benefits for himself and his dependents on terms and conditions substantially similar to those applicable generally to Company employees during such 24 month period (provided that he was enrolled in the medical and dental plans made available to the Company employees immediately prior to his termination). Mr. Tomechko's Severance Agreement also provides for his right to receive severance payments if he is involuntarily terminated by the Company for reasons other than death, disability or cause, or if he terminates his employment with the Company for good reason. Such severance payments include
(i) for a period of one year,
payment to Mr. Tomechko of the amount of his base salary as in effect immediately prior to his termination of employment and (ii) for a period of up to twelve months, medical and dental benefits for Mr. Tomechko and his dependents on terms and conditions substantially similar to those applicable generally to Company employees during such twelve month period (provided that he was enrolled in the medical and dental plans made available to the Company employees immediately prior to his termination).

     The Company has also entered into an agreement with Renaissance Partners, LLP regarding John Lupo's service as Executive Vice President, Merchandising and Marketing. Mr. Lupo's agreement provides for his compensation, termination of the agreement by the parties thereto and Mr. Lupo's right to receive success fees upon any termination of the agreement.

     The Company has also entered into Indemnification Agreements with each current member of the Board of Directors as well as each of the Company's executive officers, except for Mr. Lupo. These agreements provide that, to the extent permitted by Ohio law, the Company will indemnify the director or officer against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the director or officer in connection with any suit in which the director or officer is a party or is otherwise involved as a result of the individual's service as a member of the Board of Directors or as an officer so long as the individual's conduct that gave rise to such liability meets certain prescribed standards.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors (the "Committee") has responsibility for setting and administering the policies that govern executive compensation. The Committee has authority, among other things, to review, analyze and recommend compensation programs to the Board and to administer and grant awards under the Company's Equity and Performance Incentive Plan, as amended (the "Plan"). The Committee is composed entirely of outside directors. Reports of the Committee's actions and decisions are recommended to the full Board. The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Committee in reaching its determination regarding the executive compensation of the Chief Executive Officer and the Company's executive officers.

     The Committee's goal is to ensure the establishment and administration of executive compensation policies and practices that will enable Elder-Beerman to attract, retain and motivate the management talent necessary to achieve the Company's goals and objectives. The Committee's philosophy is that executive compensation should include the following:

     - A competitive mix of short-term (base salary and annual incentive bonus) and long-term (stock options and restricted and deferred shares) compensation that helps the Company attract and retain executive talent.

     - Cash compensation that generally reflects competitive industry levels, with annual incentive bonus opportunities that may produce total compensation at or above competitive levels if performance against predetermined objectives exceeds expectations.

     - Opportunities for ownership of Elder-Beerman's Common Stock that align the interests of Company executives with the long-term interests of shareholders.

     The Company's executive compensation is comprised primarily of (i) salaries, (ii) annual cash incentive bonuses and (iii) long-term incentive compensation in the form of stock options, deferred shares and restricted shares granted under the Plan. Periodically, the Committee reviews market data and assesses the Company's competitive position for each of these three components. To assist in benchmarking the competitiveness of its compensation programs, the Committee retains a third-party consultant to compile an executive compensation survey for comparably sized retail companies. Because the Committee believes that compensation in the retail industry is more directly tied to the size of enterprise than the type of retail business, these surveys also include comparably sized retailers outside of the department store business. Each of the components of executive compensation is discussed below.

COMPONENTS OF COMPENSATION

     BASE SALARY

     Base salaries for Company executives were initially established in each of the executive's employment agreements, which were approved pursuant to the Third Amended Joint Plan of Reorganization, as amended of the Company, confirmed by an order entered by the United States Bankruptcy Court for the Southern District of Ohio, Western Division on December 16, 1997. The Committee reviews base salaries annually and makes adjustments on the basis of the performance of both the individual executive and the Company, the executive's level of responsibility in the Company, the executive's importance to the Company and the general level of executive compensation in the retail industry. The base salaries and increases in the base salaries of the Company's executive officers (other than the Chief Executive Officer) are reviewed and approved by the Committee after considering recommendations made by the Chief Executive Officer in light of the criteria discussed above.

     ANNUAL BONUS

     - GENERAL PARAMETERS

     Annual bonus awards are designed to promote the achievement of the Company's business objectives. In setting the bonus award targets each year that the Company must meet before it can make any bonus payments, the Committee considers the Company's prior year's performance and objectives, as well as its expectations for the upcoming year. Additionally, individual performance goals that are objective and measurable are established for each participant other than the President and Chief Executive Officer. Bonus program participants receive no payments unless minimum thresholds of Company financial performance are achieved.

     Bonus targets are fixed as a percentage of annual base salary based on comparable incentives paid by other retail companies. Target bonus percentages for the executive officers ranged from 35% to 50%. The target percentage increases with the level of responsibility of the executive. Bonus payments may range from 0% to 150% of the target annual bonus, with payments increasing as performance improves.

     - DEFERRED SHARES AND RESTRICTED SHARES

     An executive may elect to defer up to 50% of his annual bonus in the form of deferred shares. Deferred shares are subject to a deferral period of at least three years, which is accelerated in the event of death, permanent disability, termination of employment or change in control of Elder-Beerman. Holders of deferred shares do not have voting rights for their deferred shares, but the terms of the deferred shares may provide for dividend equivalents. The Company matches 25% of the value of the deferred shares in restricted shares.

     Restricted shares vest in three years from the date of grant, which is accelerated in the event of death, permanent disability or a change in control of Elder-Beerman. Prior to vesting, restricted shares are forfeitable upon termination of employment. The restricted shares provide for dividend equivalents and voting rights.

     The deferred shares and restricted shares are granted to executives in accordance with the Plan.

     - 2001 BONUS OBJECTIVES

     For bonus eligible executives below the level of Senior Vice President, annual bonuses for 2001 were based on meeting weighted objectives for corporate operating profit and financial goals in the applicable executive's area of responsibility. For Senior Vice Presidents, Executive Vice Presidents and the Chief Executive Officer (the "Senior Bonus Level Executives"), annual bonuses during the fiscal year 2001 were based solely on meeting a corporate profit goal.

     For the fiscal year 2001, the Company did not achieve the target award level established for operating profit and therefore, the Company did not pay any amount for this component of bonuses. As a result, the Senior Bonus

Level Executives did not earn any bonus during the fiscal year 2001. Many executives also failed to achieve any of their respective area of responsibility or individual performance goals, which resulted in these executives earning no bonus. Thirty-seven lower level executives were able to achieve some or all of their respective area of responsibility and individual performance goals, which resulted in these executives earning in total between approximately 8% and 72% of each executive's respective target bonus amounts.

     LONG-TERM INCENTIVE AWARDS

     - STOCK OPTIONS, DEFERRED SHARES AND RESTRICTED SHARES

     The Committee administers the Plan, which provides for long-term incentives to executive officers in the form of stock options, deferred shares and restricted shares. The awards of stock options, deferred shares and restricted shares provide compensation to executives only if shareholder value increases. To determine the number of stock options, deferred shares and restricted shares awarded, the Committee reviews a survey prepared by a third-party consultant of awards made to individuals in comparable positions at other retail companies and the executive's past performance, as well as the number of long-term incentive awards previously granted to the executive. The deferred shares and restricted shares are subject to the terms and conditions described above.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The base salary and increases in the base salary of the Chief Executive Officer are reviewed annually and approved by the Committee and the nonemployee members of the Board of Directors after review of the Chief Executive Officer's performance against predetermined performance criteria set by the nonemployee Directors. Mr. Mershad's base salary was not adjusted in fiscal year 2001.

     2001 BASE SALARY AND ANNUAL BONUS

     Mr. Mershad's annual base salary was $660,000. Mr. Mershad was also eligible in fiscal year 2001 for an annual bonus of up to 50% of his base salary. Mr. Mershad's bonus is determined in the same manner described above for the executive officers. For fiscal year 2001, Mr. Mershad received no bonus because the Company failed to meet its bonus threshold corporate operating profit.

     On December 5, 2000, pursuant to the Plan, the Committee granted Mr. Mershad options to purchase 100,000 shares of Common Stock. The exercise price of the options is equal to the closing price of the Common Stock on the date of grant. The options will vest in 20,000 share increments on each of the first through fifth anniversaries of the date of grant. On Mr. Mershad's retirement date, 20,000 of the options were vested and the remaining 80,000 were unvested and forfeited. Mr. Mershad has until December 31, 2002 to exercise the 20,000 vested options, as well as 400,201 options granted in prior years.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Under Section 162(m) of the Internal Revenue Code, the Company is precluded from deducting compensation in excess of $1 million per year paid to each of the Named Executive Officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The Plan is designed to permit (but not require) the Committee to grant awards that will qualify as performance-based compensation that is excluded from the limitation in Section 162(m). The Committee believes that Section 162(m) should not cause the Company to be denied a deduction for fiscal year 2001 compensation paid to the Named Executive Officers. The Committee will work to structure components of its executive compensation package to achieve maximum deductibility under
Section 162(m) while at the same time considering the goals of its executive compensation policies.

     The foregoing is the report of the Compensation Committee of the Board of Directors.

                                          Jack A. Staph (Chairman)
                                          Mark F.C. Berner
                                          Steven C. Mason

                            STOCK PRICE PERFORMANCE

     The following graph depicts the value of $100 invested in Elder-Beerman Common Stock beginning February 17, 1998 (the first trading day of the Common Stock) through February 2, 2002 (the last day of the Company's fiscal year). Comparisons are made to:

     1. The Standard & Poor's SmallCap 600 Index, a market-value weighted index of 600 domestic companies with an average equity market value of approximately $400 million.

     2. A Regional Department Store Peer Group, consisting of The Bon-Ton Stores, Inc., Goody's Family Clothing, Inc., Gottschalks Inc., and Jacobson Stores Inc. The return for this group was calculated assuming an equal dollar amount was invested in each retailer's stock based on closing prices as of February 17, 1998.

                           [ELDER-BEERMAN LINE GRAPH]

                                                                       REGIONAL
                                                             S&P      DEPT STORE
                                                          SMALLCAP    PEER GROUP
QUARTER-END                                               600 INDEX     INDEX      EBSC
-----------                                               ---------   ----------   ----
February 17, 1998.......................................     100         100        100
May 2, 1998.............................................     107         118        165
August 1, 1998..........................................      93         112        140
October 31, 1998........................................      84          64         71
January 30, 1999........................................      93          70         54
May 1, 1999.............................................      91          61         51
July 31, 1999...........................................      97          68         37
October 30, 1999........................................      93          64         41
January 29, 2000........................................     103          46         30
April 29, 2000..........................................     109          44         28
July 29, 2000...........................................     106          42         26
October 28, 2000........................................     110          32         24
February 3, 2001........................................     120          36         18
May 5, 2001.............................................     117          33         19
August 4, 2001..........................................     121          27         24
November 3, 2001........................................     109          24         18
February 2, 2002........................................     123          20         16

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. The Securities and Exchange Commission requires this group to furnish us with copies of all such filings. The Company periodically reminds this group of its reporting obligation and assists in making the required disclosure once the Company is notified that a reportable event has occurred. The Company is required to disclose any failure by any of the above mentioned persons to make timely Section 16 reports.

     Except as disclosed in the following sentences, based upon its review of such forms received by Elder Beerman and written representations from directors and executive officers that no other reports were required, Elder Beerman is unaware of any instances of noncompliance, or late compliance, with such filings by its directors, executive officers or 10 percent shareholders. Annual Statements of Changes in Beneficial Ownership on Form 5 for the following individuals were filed on March 27, 2002, nine days after the March 18, 2002 deadline: Mark F.C. Berner, Dennis D. Bookshester, Scott J. Davido, Eugene I. Davis, Steven D. Lipton, Charles Macaluso, Steven C. Mason, Thomas J. Noonan, Jr., Laura H. Pomerantz, Jack A. Staph, Charles H. Turner and James M. Zamberlan. In addition, Annual Statements of Changes in Beneficial Ownership on Form 5 were not filed for the fiscal year ended February 3, 2001 for Thomas J. Noonan, Jr. and Laura H. Pomerantz. Changes for that year are reflected in the most recent filing. No open market purchases or sales were reflected in those filings.

                             AUDIT COMMITTEE REPORT

     The Board of Directors of the Company adopted a written Audit Committee Charter. All members of the Audit Committee are independent as defined in Rule 4200(a)(15) of The Nasdaq Stock Market's listing standards.

     The Audit Committee has reviewed and discussed with the Company's management and Deloitte & Touche LLP ("Deloitte & Touche"), the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report to Shareholders for the year ended February 2, 2002. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

     The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), and has discussed with Deloitte & Touche their independence. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to the Company by Deloitte & Touche is compatible with maintaining their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2002, filed with the U.S. Securities and Exchange Commission.

                                          Thomas J. Noonan, Jr. (Chairman)
                                          Eugene I. Davis
                                          Charles Macaluso
                                          Charles H. Turner

     AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended February 2, 2002, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year were $267,351.

     FINANCIAL INFORMATION DESIGN AND IMPLEMENTATION FEES

     There were no professional services rendered by Deloitte & Touche for the fiscal year ended February 2, 2002 relating to financial information systems design and implementation.

     ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended February 2, 2002 were $94,486, including related services of approximately $46,540 and non-audit, primarily tax services of $47,946.

     The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

                              INDEPENDENT AUDITORS

     In April, 2001, Deloitte & Touche was appointed by the Board of Directors of the Company, on the recommendation of the Audit and Finance Committee, as the Company's independent auditors for the fiscal year ended February 2, 2002. In May, 2002, the Board of Directors reappointed Deloitte & Touche as the Company's independent auditors for the fiscal year ending February 1, 2003. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. They are expected to be available to respond to proper questions regarding the independent auditors' responsibilities.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Pursuant to our Regulations, for any shareholder proposal to be eligible for inclusion in our proxy statement and form of proxy for our next annual meeting, your proposals must be received at our executive offices not less than 45 nor more than 90 calendar days prior to the date of next year's annual meeting. If public notice of the date of the annual meeting is not given at least 105 days prior to the annual meeting, submissions must be delivered to Elder-Beerman no later than 10 days following the public announcement of the meeting date. Such proposals should be submitted by certified mail, return receipt requested, addressed to us at 3155 El-Bee Road, Dayton, Ohio 45439,
Attention: Secretary.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting, but if other matters do properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

     The Company's 2001 Annual Report, including financial statements, has been mailed along with this Proxy Statement.

                            ------------------------

     It is important that your proxy cards be returned promptly. If you do not plan to attend the Annual Meeting, we urge you to fill out, date and mail the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

                              [ELDER-BEERMAN LOGO]
                         THE ELDER-BEERMAN STORES CORP.

                         ANNUAL MEETING OF SHAREHOLDERS
                           WEDNESDAY, AUGUST 28, 2002
                                  8:00 A.M. ET
                              DAYTON MARRIOTT HOTEL
                         1414 SOUTH PATTERSON BOULEVARD
                               DAYTON, OHIO 45409









     THE ELDER-BEERMAN STORES CORP.
     3155 EL-BEE ROAD, DAYTON, OHIO 45439                                  PROXY
--------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting on August 28, 2002.

The shares of stock you hold in your account will be voted as you specify on this card.

If no choice is specified, the proxy will be voted "FOR" all director nominees.

By signing the proxy, you revoke all prior proxies and appoint Edward A. Tomechko and Steven D. Lipton with full power of substitution, to vote your shares on matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

[ELDER-BEERMAN LOGO]


Mark, sign and date your proxy card, detach and return the bottom half in the postage paid envelope we have provided or return it to The Elder-Beerman Stores Corp., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.


     The Board of Directors Recommends a Vote FOR the Nominees listed below.


1. Election of directors:   01 Byron L. Bergren        06 Steven C. Mason         [ ] Vote FOR              [ ] Vote WITHHELD
                            02 Mark F. C. Berner       07 Thomas J. Noonan, Jr.       all nominees              from all nominees
                            03 Dennis S. Bookshester   08 Laura H. Pomerantz           (except as marked)
                            04 Eugene I. Davis         09 Jack A. Staph
                            05 Charles Macaluso        10 Charles H. Turner

(Instructions:  To withhold authority to vote for any indicated nominee,          ------------------------------------------------
write, the number(s) of the nominee(s) in the box provided to the right.)
                                                                                  ------------------------------------------------


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION
IS GIVEN, WILL BE VOTED FOR ALL NOMINEES.

Attending the Annual Meeting?        Mark Box  [ ]
Address change?                      Mark Box  [ ]
Indicate changes below:


                                                                                  Date
                                                                                      --------------------------------------------


                                                                              ------------------------------------------------------


                                                                              ------------------------------------------------------
                                                                                  Signature(s) in Box

                                                                               Please sign exactly as your name(s) appear on
                                                                               proxy. If held in joint tenancy, persons must
                                                                               sign. Trustees, administrators, etc., should include
                                                                               title and authority. Corporations should provide full
                                                                               name of corporation and title of authorized officer
                                                                               signing the proxy.
